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                                                                   EXHIBIT T3E-6

           SUPPLEMENTAL ELECTION IN CONNECTION WITH THE JOINT AMENDED
                                  MODIFIED PLAN
                    OF REORGANIZATION OF POLYMER GROUP, INC.

                 THE SUPPLEMENTAL ELECTION DEADLINE IS 5:00 P.M.
                            ON [FEBRUARY 5, 2003](1)

To Holders of Allowed Class 4 Claims:

     Enclosed for your consideration is a offer to make a supplemental election and participate in the New Investment that is presented in connection with the Amended Modified Plan of Reorganization of Polymer, Inc. ("PGI").

     We are (or our nominee is) the holder of record of the Senior Subordinated Notes or Dominion Notes (the "Notes") held for your account. We will utilize the attached election instruction form (the "Election Instruction Form") to execute your elections.

     Your attention is directed to the following:

1. Only Qualified Institutional Buyers (as defined by Rule 144A promulgated under the Securities Act of 1933, as amended ("Qualified Institutional Buyers")) may elect to receive either Class A or Class C Common Stock. Any Holder making a Class C election assumes all liability made in connection with such election.

2. Each Holder who is not a Qualified Institutional Buyer shall receive Class A Common Stock.

3. Any Holder who fails to make an election of Class A or Class C Common Stock shall receive Class A Common Stock.

4. Each Holder who, by completing and returning the attached Election Instruction Form, elects to participate in the New Investment by exercising such Holder's Subscription Rights will receive such Holder's Pro Rata share (determined exclusive of accrued and unpaid interest) of Convertible Notes. Each Holder that participates in the New Investment must exercise all of such Holder's Subscription Rights.

5. If you elect to participate in the New Investment you will be contractually obligated to pay an amount equal to your share of the New Investment. You may calculate this amount through the tables provided on the Election Instruction Form. If you elect to

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(1)  All capitalized terms not defined herein shall have the meaning ascribed in the Amended Modified Plan.

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     participate in the New Investment, please contact your Nominee Holder to arrange payment.

6. If you elect to participate in the New Investment, you may also (but are not required to) exercise your Over Subscription Rights by specifying the maximum principal amount of your desired participation up to $50 million in denominations of a thousand. The actual share of Convertible Notes you will receive through your Over Subscription Rights will be based on the size of your Allowed Class 4 Claim (exclusive of accrued and unpaid interest) and the participation of other Holders of Allowed Class 4 Claims in the New Investment.

7. If you elect to participate in the New Investment, payment is due to the Subscription Agent by 5:00 p.m. Prevailing Eastern Time on [FEBRUARY 5, 2003.]

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                            ELECTION INSTRUCTION FORM
                                       FOR
                    SUPPLEMENTAL ELECTION IN CONNECTION WITH
                     THE MODIFIED PLAN OF REORGANIZATION OF
                               POLYMER GROUP, INC.

         THE SUPPLEMENTAL ELECTION DEADLINE IS 5:00 P.M. ON [FEBRUARY 5, 2003.] PLEASE LEAVE SUFFICIENT TIME FOR YOUR ELECTION INSTRUCTION FORM
                          TO REACH US AND BE PROCESSED.

A. Each Holder(2) of an Allowed Class 4 Claim who is a Qualified Institutional Buyer (as defined in Rule 144A of the Securities Act of 1933, as amended) may elect, by checking the appropriate box below, to receive one of two instruments in satisfaction of that Holder's General Unsecured Claim. Any Holder of an Allowed Class 4 Claim that is not a Qualified Institutional Buyer MUST elect option 1.

     1)  / /   to receive that Holder's Pro Rata Share of Class A Common Stock

     2)  / /   to receive that Holder's Pro Rata Share of Class C Common Stock.
               ONLY QUALIFIED INSTITUTIONAL BUYERS MAY MAKE THIS ELECTION. IF
               YOU CHOOSE THIS OPTION YOUR SHARES OF CLASS 6 COMMON STOCK MUST
               BE CONTRIBUTED TO THE SPE IN EXCHANGE FOR SPE EQUITY AND SPE
               NOTES, AS MORE FULLY DESCRIBED IN THE AMENDED MODIFIED PLAN AND
               AMENDED MODIFIED DISCLOSURE STATEMENT. HOLDERS ARE URGED TO
               REVIEW BOTH DOCUMENTS AND CONSULT WITH COUNSEL AS THEY DEEM
               APPROPRIATE.

     A Holder of an Allowed General Unsecured Claim who fails to make an election above shall receive the default consideration consisting of its Pro Rata share of Class A Common Stock with respect to such Claim.

B. Each Holder of an Allowed Class 4 Claim MAY elect to participate in the New Investment by filling in the information below.

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(2)  Any Capitalized term not defined herein shall have the meaning ascribed to it in the Amended Modified Plan.

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
____________________                          ____________________                       $___________________
(Amount or aggregate   Divide this amount     (Number of $1 par       Round DOWN to the  (Subscription Price
principal amount or    by [633.7] million     value Subscription      nearest thousand   and amount of
amount of your         then multiply by 50    Rights you are                             Convertible Notes
Allowed Class 4        million =              entitled to based on                       you are eligible to
Claims excluding                              your Allowed Class 4                       purchase)
accrued and unpaid                            Claims, exclusive of
interest)                                     accrued and unpaid
                                              interest and, for
                                              the purposes of this
                                              Item B, your Over
                                              Subscription
                                              Rights.)

If you chose to exercise your Subscription Rights (exclusive of your Over Subscription Rights) above, you may (but are not required to) exercise you Over Subscription Rights by filling in the information below. Please indicate below the MAXIMUM amount of your desired participation through your Over Subscription Rights.(3)

C.   ____________________           X1      $__________________________
     (Maximum amount of                      Over Subscription Price
     participation)

D.   Compute the amounts from B and C for your Total Subscription Price.

     $____________________  + $_______________________  =  $____________________
      (Subscription Price)    (Over Subscription Price)     Total Subscription
                                                             Price

Name of Holder of Allowed Class 4 Claim ________________________________________

Social Security or Federal Tax I.D. Number _____________________________________

Signature ______________________________________________________________________

Title  _________________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

Date Completed: ________________________________________________________________


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(3)  You will not be entitled to the maximum indicated amount. The amount allocated will be proportionate to be the aggregated Claims of all Holders of Class 4 Claims who elect to exercise their Over Subscription Rights and will also depend on the amount of the $50 million of Convertible Notes not subscribed for through the Subscription Rights.

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NO ELECTION OR SUBSCRIPTION WILL BE VALID, UNLESS WE PROVIDE THE INSTRUCTIONS TO
[___________] ("THE SUBSCRIPTION AGENT") ON YOUR BEHALF BY 5:00 PM PREVAILING EASTERN TIME, [FEBRUARY 5, 2003.] Payment on any amount insufficient to cover the stated subscription price or failure to specify the amount of participation will result in a cancellation of your participation in the New Investment. Overpayment of $50 or more will be refunded, without interest.

IF YOU ELECT TO PARTICIPATE IN THE NEW INVESTMENT, PLEASE CONTACT YOUR NOMINEE HOLDER TO ARRANGE PAYMENT.

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